UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

On April 10, 2021, the Board of Directors (the “Board”) of Taronis Fuels, Inc. (the “Company”) approved the redemption of the preferred share purchase rights (the “Rights”) issued pursuant to the Section 382 Rights Agreement, dated March 3, 2021 (the “Rights Agreement”), between the Company and Nevada Agency and Transfer Company, as rights agent. A description of the Rights Agreement was included in the Current Report on Form 8-K filed by the Company on March 3, 2021 and is incorporated into this Item 1.02 by reference.

Under the Rights Agreement, each outstanding share of the Company’s common stock evidences one Right. The Rights will be redeemed at a redemption price of $0.0001 per Right, payable in cash (the “Redemption Price”). The Company will mail a notice of redemption to the holders of the Company’s common stock stating the method by which payment of the Redemption Price will be made. Immediately upon the action of the Board ordering the redemption of the Rights, the right to exercise the Rights terminated.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth under Item 1.02 and Item 5.03 are hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On April 10, 2021, the Board appointed (i) Tobias Welo as Chairman of the Board and interim Chief Executive Officer, President and Secretary of the Company, and (ii) Mary Pat Thompson as Chief Financial Officer and Treasurer of the Company, effective immediately. Edward J. Fred, the Company’s previous Chief Financial Officer and Treasurer and interim Chief Executive Officer and President, remains an employee of the Company.

Mr. Welo, 48, is the Chief Executive Officer and Founder of Artful Jaunts, LLC, a travel company which offers trips focused on luxury art experiences. Mr. Welo served as a director of the Company during December 2020. Before founding Artful Jaunts, from 2005 to 2018 Mr. Welo served as sector leader at Fidelity Management & Research (FMR) for industrials and materials, which included chemicals and industrial gases, and as a portfolio manager of the materials fund, which included in-depth coverage of the industrial gas sector. Before joining FMR, Mr. Welo served as a director, equity analyst/portfolio manager at Blackrock from 2002 to 2005. Mr. Welo earned a B.A. from Pomona College and an MBA from the Wharton School at the University of Pennsylvania and is a chartered financial analyst.

Ms. Thompson, 58, has served as a consultant at Bruckmann, Rosser, Sherrill & Co., a private equity firm, since 2019. Ms. Thompson previously served as the Company’s Chief Financial Officer and Treasurer from November 2020 to December 2020 and as a director during December 2020, and as Senior Vice President of Finance and Administration and Chief Financial Officer of MWI Animal Health from August 2005 through her retirement in October 2018, with oversight of finance, inventory management, information technology, and human resources. Ms. Thompson also served as Vice President, Secretary and Chief Financial Officer of MWI Animal Health from June 2002 to August 2005. Since 2015 she has served on Zion’s Bank Business Advisory Board and the San Francisco Reserve’s 12th District Economic Advisory Council, where she was Chairperson for 2019. Additionally she serves on the boards of Regence Blueshield of Idaho and the University of Idaho’s College of Business and Economics Advisory Board, and served on the board of H&E Equipment Services until March 31, 2021, and is past President of the American Veterinary Distributers Association and the 2019 recipient of the Sundance Film Festival Women’s Leadership Award. Ms. Thompson graduated Summa Cum Laude from the University of Idaho with a B.S. in accounting and is a licensed Certified Public Accountant in Idaho.

There are no family relationships between either of Mr. Welo or Ms. Thompson and any of the Company’s directors or executive officers. There have been no related party transactions involving Mr. Welo or Ms. Thompson (or any of their respective immediate family members) required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than Mr. Welo’s purchase of 166,666 shares of the Company’s common stock for an aggregate purchase price of $1,250,000 in private placements that closed in October 2020 and November 2020 and Ms. Thompson’s purchase of 13,333 shares of the Company’s common stock for an aggregate purchase price of $100,000 in a private placement that closed in November 2020.

Mr. Welo’s compensation for his service as interim Chief Executive Officer, President and Secretary of the Company has not yet been determined. Other than Ms. Thompson’s annual base salary of $250,000, Ms. Thompson’s compensation arrangements for her service as the Company’s Chief Financial Officer and Treasurer have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K within four business days of the determination of Mr. Welo’s and Ms. Thompson’s compensation.

Also on April 10, 2021, the Board suspended Tyler B. Wilson, the Company’s Vice President, Secretary and General Counsel and former Chief Financial Officer and Treasurer, with pay, pending an investigation to be led by the Company’s Nominating and Corporate Governance Committee.

Committee Membership

On April 10, 2021, the Board reconstituted the membership of the Board’s committees, as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Andrew McCormick	X	X	Chair
Peter Molloy		X
Mary Pat Thompson			X
Sergey Vasnetsov	X	Chair
Tobias Welo	X	X	X
Thomas Wetherald	Chair		X

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2021, the Board amended the Company’s Amended and Restated Bylaws, effective immediately, (i) to declassify the Board so that all directors are elected on an annual basis and (ii) to reduce the supermajority shareholder vote required to remove any individual director or directors from the Board from three-fourths of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors to a majority of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

The foregoing summary of the amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the amendments, a copy of which is filed herewith as Exhibit 3.1. The Company will file a complete copy of the Amended and Restated Bylaws, as amended, with its Annual Report on Form 10-K for the year ended December 31, 2020.

Item 8.01 Other Events.

On April 10, 2021, the Board initiated a search process for a new Chief Executive Officer of the Company. The Nominating and Corporate Governance Committee will oversee the search process.

On April 12, 2021, the Nominating and Corporate Governance Committee approved a new form of indemnification agreement for the Company’s directors and officers, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Bylaws of the Company.
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	TARONIS FUELS, INC.

	By:	/s/ Mary Pat Thompson
	Name:	Mary Pat Thompson
	Title:	Chief Financial Officer and Treasurer